UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36788	47-1347291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 E. Grauwyler Rd. Irving, TX	75061
(Address of principal executive offices)	(Zip Code)

(214) 740-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter)

☐   Emerging growth company

☐      If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)

On January 10, 2018, Exela Technologies, Inc. (the “Company”) announced that Mark D. Fairchild would assume the new role of President, Exela Smart OfficeSM.  In his new role, Mr. Fairchild will be focused on developing, selling and delivering the Company’s Smart Office technology to customers globally.   In addition, on December 18, 2018, the Company and Mr. Fairchild mutually agreed to terminate the employment agreement dated as of May 27, 2007, between Mr. Fairchild and the Company’s subsidiary, BancTec, Inc., as amended October      , 2007, May 26, 2008, June 1, 2009, March 9, 2011 and November 30, 2012.  In connection with the termination of the employment agreement, the Company agreed to:

•      pay Mr. Fairchild a special incentive award in an aggregate amount equal to $250,000.00 payable in 26 equal bi-weekly payments subject to his continued employment; however, in case his employment is terminated by the Company, except due to Mr. Fairchild’s gross negligence or wilful misconduct, any remaining amount will be payable in a lump sum on the day of termination; and

•      in the event Mr. Fairchild’s employment is terminated without cause (other than due to his death or disability) prior to August 31, 2019, accelerate the vesting of the 36,400 restricted stock units to receive shares of the Company’s common stock that were granted to Mr. Fairchild on August 30, 2018 and that are scheduled to vest on August 31, 2019.

Mr. Fairchild remains an officer of the Company and is employed by one of its subsidiaries.  The termination of his employment agreement is part of the Company’s overall compensation plan to harmonize the employee benefits of officers of the Company and to eliminate non-conforming agreements.  Mr. Fairchild’s agreement was the last such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2019

EXELA TECHNOLOGIES, INC.

By:	/s/ Theresa K. Mohan
Name: Theresa K. Mohan
Title: General Counsel and Secretary